Exhibit 99(r)(1)

APPENDIX E

Last Revised: November     , 2007

DIVIDEND CAPITAL GLOBAL REAL ESTATE FUND OF FUNDS, L.P.

Code of Ethics for Principal Executive and Financial Officers

I.	Purpose of the Code

This Code of Ethics (the “Code”) of Dividend Capital Global Real Estate Fund of Funds, L.P. (the “Fund”) is intended to serve as the code of ethics described in Section 406 of the Sarbanes-Oxley Act of 2002 and Item 2 of Form N-CSR. This Code shall be the sole code of ethics adopted by the Fund for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Fund, the Fund’s investment adviser or other service providers govern or purport to govern the behavior or activities of the Covered Officers, as defined herein, who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The codes of ethics of the Fund and its investment adviser and principal underwriter pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”) and Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) are separate requirements applying to the Covered Officers and others, and are not part of this Code.

All Covered Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Covered Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

The purpose of this Code is to set standards for the Covered Officers that are reasonably designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in the periodic reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in any other public communications by the Fund;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

•	accountability for adherence to the Code.

II.	Covered Persons

This Code applies to the Fund’s principal executive and financial officers, or any persons performing similar functions on behalf of the Fund (the “Covered Officers”). The Covered Officers are listed in Exhibit 1 attached hereto. Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual or potential as well as perceived conflicts of interest. Covered Officers are expected to act in accordance with the standards set forth in this Code.

III.	Honest and Ethical Conduct

A.	Honesty, Diligence and Professional Responsibility

Covered Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Covered Officers must perform their duties and responsibilities for the Fund:

•	with honesty, diligence and a commitment to professional and ethical responsibility;

•	carefully, thoroughly and in a timely manner; and

•	in conformity with applicable professional and technical standards.

Covered Officers who are certified public accountants are expected to carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued periodically by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants.

B.	Objectivity and Avoidance of Undisclosed Conflicts of Interest

Covered Officers are expected to maintain objectivity and avoid undisclosed conflicts of interest. In the performance of their duties and responsibilities for the Fund, Covered Officers must not subordinate their judgment to personal gain and advantage or be unduly influenced by their own interests or by the interests of others. Covered Officers must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties and waived by the Board of Directors (the “Board”) on behalf of the Fund. Furthermore, Covered Officers should avoid participation in any activity or relationship that could create the appearance of a conflict of interest.

A conflict of interest would generally arise if, for instance, a Covered Officer directly or indirectly participated in any investment, interest, association, activity or relationship that might impair or appear to impair the Covered Officer’s objectivity or interfere with the interests of, or the Covered Officer’s service to, the Fund.

Any Covered Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest must report such situation or activity using the reporting procedures set forth in Section VI of this Code.

Each Covered Officer must not:

•

use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

•	cause the Fund to take action, or fail to take actions, for the individual personal benefit of the Covered Officer rather than the benefit of the Fund; or

•

use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Each Covered Officer is responsible for his or her compliance with this conflict of interest policy.

C.	Preparation of Financial Statements

Covered Officers must not knowingly make any misrepresentations regarding the Fund’s financial statements or any facts in the preparation of the Fund’s financial statements and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Fund’s financial statements. This section is intended to prohibit:

•	making, or permitting or directing another to make, materially false or misleading entries in the Fund’s financial statements or records;

•	failing to correct the Fund’s financial statements or records that are materially false or misleading when the Covered Officer has the authority to record an entry; and

•	signing, permitting or directing another to sign, a document containing materially false or misleading financial information.

Covered Officers must be scrupulous in their application of generally accepted accounting principles. No Covered Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Fund is presented in conformity with generally accepted accounting principles or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

Covered Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If a Covered Officer prepares financial statements, records or related information for the purpose of reporting to such bodies, commissions or regulatory agencies, the Covered Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

If a Covered Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Covered Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

•	The Covered Officer should consider whether (i) the entry or the failure to record a transaction in the records or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Covered Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Covered Officer need do nothing further.

•

If the Covered Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor’s determination, the Covered Officer should follow the reporting procedures set forth in Section VI of this Code.

D.	Obligations to the Independent Auditor of the Funds

In dealing with the Fund’s independent auditor, Covered Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Fund’s independent auditor.

Covered Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Fund’s independent auditor in the performance of an audit of the Fund’s financial statements for the purpose of rendering such financial statements materially misleading.

IV.	Full, Fair, Accurate, Timely and Understandable Disclosure

It is the Fund’s policy to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Fund files with, or submits to, the SEC and in any other public communications by the Fund. The Fund has designed and implemented Disclosure Controls and Procedures to carry out this policy.

Covered Officers are expected to familiarize themselves with the disclosure requirements generally applicable to the Fund, and to use their best efforts to promote, facilitate and prepare full, fair, accurate, timely and understandable disclosure in all reports and documents that the Fund files with, or submits to, the SEC and in any other public communications by the Fund.

Covered Officers must review the Fund’s Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the disclosure obligations of the Fund. Covered Officers are responsible for monitoring the integrity and effectiveness of the Fund’s Disclosure Controls and Procedures.

V.	Compliance with Applicable Laws, Rules and Regulations

Covered Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of their office. If a Covered Officer is in doubt about the legality or propriety of an action, business practice or policy, the Covered Officer should seek advice from the Covered Officer’s supervisor or the Fund’s legal counsel.

In the performance of their work, Covered Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Fund.

Covered Officers are expected to promote the Fund’s compliance with applicable laws, rules and regulations. To promote such compliance, Covered Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Fund about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Fund generally.

VI.	Reporting and Accountability

All Covered Officers will be held accountable for adherence to this Code. Each Covered Officer must, upon the Fund’s adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read and understands all the provisions and procedures of the Code by signing the Acknowledgement Form attached hereto as Exhibit 2. Thereafter, each Covered Officer, on an annual basis, must affirm to the Board that he or she has complied with the requirements of this Code.

Covered Officers may not retaliate against any other Covered Officer of the Funds or their affiliated persons for reports of potential violations that are made in good faith.

The Fund will follow these procedures in investigating and enforcing this Code:

A.	Any Covered Officer who knows of any violation of this Code or who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Fund’s Audit Committee. The Audit Committee shall take appropriate action to investigate any reported potential violations. If, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action. Any matter that the Audit Committee believes is a violation will be reported to the Chairman of the Board. The Audit Committee shall respond to the Covered Officer within a reasonable period of time.

B.	If the Covered Officer is not satisfied with the response of the Audit Committee, the Covered Officer shall report the matter to the Chair of the Board. If the Chair is unavailable, the Covered Officer may report the matter to any other member of the Board. The person receiving the report shall consider the matter, refer it to the full Board if he or she deems appropriate, and respond to the Covered Officer within a reasonable amount of time. If the Board concurs that a violation has occurred, it will consider appropriate action, which may include review of and appropriate modifications to applicable policies and procedures or notification to appropriate personnel of the investment adviser or its board.

C.

If the Board determines that a Covered Officer violated this Code, failed to report a known or suspected violation of this Code or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Board may take disciplinary action against any such Covered Officer to the extent the Board deems appropriate. No Covered Officer will be disciplined for reporting a concern in good faith.

To the extent possible and as allowed by law, reports will be treated as confidential. The Fund may report violations of the law to the appropriate authorities.

VII.	Waivers

Any waiver of this Code, including an implicit waiver, granted to a Covered Officer may be made only by the Board or a committee of the Board to which such responsibility has been delegated. All waivers must be disclosed to the SEC in the manner prescribed by law and as set forth below in Section IX below.

VIII.	Amendments

This Code may be amended by the affirmative vote of a majority of the Board, including a majority of the Independent Directors. All amendments to this Code will be provided to the Covered Officers. All amendments to the Code that are not technical, administrative or otherwise non-substantive, must be disclosed to the SEC in the manner prescribed by law and as set forth below in Section IX below.

IX.	Disclosure of this Code

This Code shall be disclosed to the public by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

•	Filing a copy of this Code as an exhibit to the Fund’s annual report on Form N-CSR;

•

Posting the text of this Code on the Fund’s Internet website and disclosing, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted this Code on its Internet website; or

•

Providing an undertaking in the Fund’s most recent report on Form N-CSR to provide a copy of this Code to any person without charge upon request, and explaining the manner in which such a request may be made.

Amendments to the Code shall be disclosed to the public by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

•	Filing a copy of any such amendment as an exhibit to the Fund’s annual report on Form N-CSR; or

•	Posting the text of any such amendment on the Fund’s Internet website within five business days following the date of the amendment.

Waivers to the Code shall be disclosed to the public by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

•

Providing the following information in an exhibit to the Fund’s annual report on Form N-CSR: (i) the nature of the waiver; (ii) the name of the person to whom the waiver was granted; and (iii) the date of the waiver; or

•	Posting the aforementioned information regarding the waiver on the Fund’s Internet website within five business days following the date of the amendment.

X.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board, the Audit Committee, the Fund’s legal counsel and such other persons as a majority of the Board, including a majority of the Independent Directors, shall determine to be appropriate.

Approved by the Board of Directors on December 4, 2007.

Exhibit 1

Covered Officers of the Funds

Howard Margolis, President and Principal Executive Officer/Treasurer and Principal Financial Officer.

Exhibit 2

DIVIDEND CAPITAL GLOBAL REAL ESTATE FUND OF FUNDS, L.P.

Certification and Acknowledgment of Receipt of Code of Ethics for Principal Executive Officers and Principal Financial Officers.

I acknowledge and certify that: (i) I have received a copy of the Fund’s Code of Ethics for Principal Executive Officers and Principal Financial Officers (the “Code”); (ii) I have read and understand all the provisions of the Code; (iii) I recognize that I am subject to the provisions and procedures stated in the Code; and (iv) I will comply with the policies and procedures stated in the Code.

Officer Name (Please Print)	Officer Signature

Date